UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2011

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 3, 2011 Reliance Steel & Aluminum Co. (the “Registrant”) announced that it has completed the acquisition of all the outstanding capital securities of Continental Alloys & Services, Inc. and certain affiliated companies (collectively, “Continental Alloys & Services”), for a transaction value of $415 million, subject to certain adjustments.  Other terms were not disclosed.  Continental Alloys & Services, headquartered in Houston, Texas, comprises a leading global materials management company focused on high-end steel and alloy pipe, tube and bar products and precision manufacturing of various tools designed for well completion programs of global energy service companies and has 12 locations in seven countries including the United States, Canada, United Kingdom, Singapore, Malaysia, Dubai and Mexico.

Continental Alloys & Services was founded in 1976 and had unaudited combined net sales of about $196 million for the six months ended June 30, 2011. The Continental Alloys & Services companies will operate as direct and indirect subsidiaries of the Registrant.  Current management will remain in place.

Neither the sole shareholder of Continental Alloys & Services (the “Seller”) nor any of the officers and directors of Continental Alloys & Services is affiliated with or related to the Registrant in any way.  The purchase price was determined by negotiations between the Registrant, on the one hand, and the Seller on the other.  To fund the purchase price and the repayment or refinancing of debt, the Registrant drew down on its recently amended and restated syndicated revolving line of credit with Bank of America, N.A., as administrative agent, and 25 other banks, as lenders.

A copy of the press release related to the transaction is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated August 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: August 3, 2011	By:	/s/ Kay Rustand
Kay Rustand
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated August 3, 2011.